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                                                                    Exhibit 99.2


                          NOTICE OF GUARANTEED DELIVERY
                                  FOR TENDER OF
                             ANY AND ALL OUTSTANDING
                      11 1/4% FIRST MORTGAGE NOTES DUE 2005
                        IN EXCHANGE FOR NEW 11 1/4% FIRST
                             MORTGAGE NOTES DUE 2005
                                       OF
                       ANCHOR GLASS CONTAINER CORPORATION
                      FULLY AND UNCONDITIONALLY GUARANTEED
                             BY CONSUMERS U.S., INC.



         This Notice of Guaranteed Delivery, or one substantially equivalent to this form, must be used by registered holders of outstanding 11 1/4% First Mortgage Notes due 2005 (the "Outstanding Notes") of Anchor Glass Container Corporation, a Delaware corporation (the "Company"), who wish to tender their Outstanding Notes for an equal principal amount of new 11 1/4% First Mortgage Notes of the Company due 2005 (the "Exchange Notes") that have been registered under the Securities Act of 1933, as amended (the "Securities Act") if (i) the Outstanding Notes, a duly completed and executed Letter of Transmittal (as defined in the Prospectus) and all other required documents cannot be delivered to The Bank of New York (the "Exchange Agent") on or prior to 5:00 P.M., New York City time, on the Expiration Date (as defined in the Prospectus referred to below) or (ii) the procedures for delivery of the Outstanding Notes being tendered by book-entry transfer, together with a duly completed and executed Letter of Transmittal, cannot be completed on or prior to 5:00 P.M., New York City time on the Expiration Date. This Notice of Guaranteed Delivery may be delivered by hand, overnight courier or mail, or transmitted by facsimile transmission (receipt confirmed by telephone and an original delivered by guaranteed overnight delivery), to the Exchange Agent. See "The Exchange Offer--Procedures for Tendering Outstanding Notes" in the Prospectus. The Company has the right to reject a tender of Outstanding Notes made pursuant to the guaranteed delivery procedures unless the registered holder using the guaranteed delivery procedure submits either (a) the Outstanding Notes tendered thereby, in proper form for transfer, or (b) confirmation of book-entry transfer set forth in the Prospectus, in either case together with one or more properly completed and duly executed Letter(s) of Transmittal (or facsimile thereof) and any other required documents by 5:00 P.M., New York City time, on the third New York Stock Exchange trading day following the Expiration Date. Capitalized terms not defined herein have the meanings assigned to them in the Prospectus.


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                  The Exchange Agent for The Exchange Offer Is:

                              The Bank of New York



    By Registered or Certified Mail            Facsimile Transmissions:           By Hand Or Overnight Delivery
                                            (Eligible Institutions Only)

          The Bank of New York                      (212) 571-3080                     The Bank of New York
         101 Barclay Street, 7E                                                         101 Barclay Street
        New York, New York 10286                Confirm By Telephone:            Corporate Trust Services Window
          Attn: Enrique Lopez                       (212) 815-2742                         Ground Level
                Floor 7E                                                             New York, New York 10286
         Reorganization Section                 For Information Call:                  Attn: Enrique Lopez
                                                    (212) 815-2742                           Floor 7E
                                                                                      Reorganization Section


         Delivery of this Notice Of Guaranteed Delivery to an address other than as set forth above or transmission of this Notice of Guaranteed Delivery via facsimile to a number other than as set forth above will not constitute a valid delivery.

         THIS NOTICE OF GUARANTEED DELIVERY IS NOT TO BE USED TO GUARANTEE SIGNATURES. IF A SIGNATURE ON A LETTER OF TRANSMITTAL IS REQUIRED TO BE GUARANTEED BY AN "ELIGIBLE INSTITUTION" UNDER THE INSTRUCTIONS THERETO, SUCH SIGNATURE GUARANTEE MUST APPEAR IN THE APPLICABLE SPACE PROVIDED IN THE SIGNATURE BOX ON THE LETTER OF TRANSMITTAL.

Ladies and Gentlemen:

         The undersigned hereby tenders to the Company, upon the terms and subject to the conditions set forth in Prospectus dated ___________, 1997 (as the same may be amended or supplemented from time to time, the "Prospectus"), and the related Letter of Transmittal (which together constitute the "Exchange Offer"), receipt of which is hereby acknowledged, the aggregate principal amount of the Outstanding Notes set forth below pursuant to the guaranteed delivery procedures set forth in the Prospectus under the caption "The Exchange Offer --Procedures for Tendering Outstanding Notes" and in instruction 2 to the Letter of Transmittal.


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                       DESCRIPTION OF SECURITIES TENDERED



Name and address of
registered holder as it       Certificate Number(s)    Aggregate Principal      Principal Amount of
appears on the Outstanding    of Outstanding Notes     Amount Represented       Outstanding Notes
Notes (Please print)          Tendered                 by Outstanding Notes*    Tendered
__________________________    _____________________    _____________________    ___________________
__________________________    _____________________    _____________________    ___________________
__________________________    _____________________    _____________________    ___________________
__________________________    _____________________    _____________________    ___________________
__________________________    _____________________    _____________________    ___________________
__________________________    _____________________    _____________________    ___________________


* Must be in denominations of a principal amount of $1,000 and any integral multiple thereof, and not less than $100,000 aggregate principal amount.

If the Outstanding Notes will be tendered by book-entry transfer, provide the following information:


DTC Account Number:___________________________________

All authority herein conferred or agreed to be conferred shall survive the death or incapacity of the undersigned and every obligation of the undersigned hereunder shall be binding upon the heirs, personal representatives, successors and assigns of the undersigned.


                                PLEASE SIGN HERE


X__________________________________                Date:__________________, 1997


X__________________________________                Date:__________________, 1997
 Signature(s) of Owner(s)
 or Authorized Signatory


Area Code and Telephone Number:______________________

Must be signed by the holder(s) of the Outstanding Notes as their name(s) appear(s) on certificates of the Outstanding Notes or on a security position listing, or by person(s) authorized


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to become registered holder(s) by endorsement and documents transmitted with this Notice of Guaranteed Delivery. If signature is by a trustee, executor, administrator, guardian, attorney-in-fact, officer or other person acting in a fiduciary or representative capacity, such person must set forth his or her full title below.

                      Please print name(s) and address(es)


Names(s):   ____________________________________________________________________
            ____________________________________________________________________
            ____________________________________________________________________
            ____________________________________________________________________

Capacity:   ____________________________________________________________________
            ____________________________________________________________________
            ____________________________________________________________________
            ____________________________________________________________________

Address(es):____________________________________________________________________
            ____________________________________________________________________
            ____________________________________________________________________
            ____________________________________________________________________


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                    THE FOLLOWING GUARANTEE MUST BE COMPLETED

                              GUARANTEE OF DELIVERY
                    (NOT TO BE USED FOR SIGNATURE GUARANTEE)

          The undersigned, a firm or other entity identified in Rule 17Ad-15 under the Securities Exchange Act of 1934, as amended, as an "eligible guarantor institution," including (as such terms are defined therein): (i) a bank; (ii) a broker, dealer, municipal securities broker, municipal securities dealer, government securities broker, government securities dealer; (iii) a credit union; (iv) a national securities exchange, registered securities association or learning agency; or (v) a savings association that is a participant in a Securities Transfer Association recognized program (each of the foregoing being referred to as an "Eligible Institution"), hereby guarantees to deliver to the Exchange Agent, at one of its addresses set forth above, either (a) the Outstanding Notes tendered hereby, in proper from for transfer, or (b) confirmation of the book-entry transfer of such Outstanding Notes to the Exchange Agent's account at the Depositary Trust Company ("DTC") maintained for such purpose, pursuant to the procedures for book-entry transfer set forth in the Prospectus, in either case together with one or more properly completed and duly executed Letter(s) of Transmittal (or facsimile thereof) and any other required documents by 5:00 P.M, New York City time, on the third New York Stock Exchange trading day following the Expiration Date.

          The undersigned acknowledged that it must deliver the Letter(s) of Transmittal and the Outstanding Notes tendered hereby to the Exchange Agent within the time period set forth above and that failure to do so could result in a financial loss to the undersigned.


Name of Firm:_________________________      ___________________________________
                                            (Authorized Signature)

Address:______________________________      Title:_____________________________

______________________________________      Name:______________________________
                            (zip code)              (Please type or print)
Area Code and
Telephone Number:_____________________      Date:______________________________



NOTE: DO NOT SEND CERTIFICATES FOR OUTSTANDING NOTES WITH THIS FORM. CERTIFICATES FOR OUTSTANDING NOTES SHOULD ONLY BE SENT WITH YOUR LETTER OF TRANSMITTAL.


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